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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    The reincorporation as described in Note 11 to the financial statements has not been consummated at April 18, 2000. When it has been consummated, we will be in a position to furnish the following consent:

    "We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 18, 2000, except as
to Note 11 which is as of           , 2000, relating to the financial statements
of Tripath Technology Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

San Jose, California
April 18, 2000"

/s/ PRICEWATERHOUSECOOPERS LLC